CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of the Oceanstone Fund on Post Effective Amendment No. 9 under the Securities Act of 1933 and Amendment No. 10 under the Investment Company Act of 1940 to Form 485BPOS of our report dated August 26, 2013, on the financial statements of the Oceanstone Fund and to the reference to our firm under the caption “Financial Highlights” in the Prospectus.

/s/Cowan, Gunteski & Co., P.A.

Tinton Falls, New Jersey

October 24, 2013